SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52940

Date of Report: September 5, 2013

AMERICAN NANO SILICON TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California	33-0726410
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

Nanchong Shili Industrial Street, Economic and Technology Development Zone, Xiaolong Chunfei Industrial Park, Sichuan, P.R. China	637005
(Address of principal executive offices)	(Zip Code)

86-817-3634888
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

 On September 5, 2013 the Registrant agreed to issue a total of 1,855,605 shares of common stock to the investors in the private placement of securities completed in March and June of 2010.  The shares were issued in satisfaction of the Registrant’s obligation under the second paragraph of Section 6.14 of the Securities Purchase Agreement dated March 19, 2010, which obligation accrued as a result of the Registrant’s failure to realize $5 million in net post-tax income (as defined in that agreement) for the fiscal year ended September 30, 2011.

In connection with the arrangement to cause the shares to be issued, the investors agreed that the maturity date of the $100,000 loan that they made to the Registrant on May 1, 2011 is extended to July 1, 2015, with interest accruing in the interim at a rate of 12% per annum, payable quarterly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Nano Silicon Technologies, Inc.

Dated: September 10, 2013	By: /s/ Pu Fachun
Pu Fachun
Chief Executive Officer